                              SAFECO CORPORATION

                                DEBT SECURITIES

                           UNDERWRITING AGREEMENT



            1. INTRODUCTORY. SAFECO Corporation, a Washington corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of _______, 1994 ("Indenture"), among the Company, SAFECO Credit Company, Inc. and The Chase Manhattan Bank, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 7, for resale in accordance with terms of offering determined at the time of sale.

            The Registered Securities involved in any such offering are hereinafter referred to as the "Securities." The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; PROVIDED, HOWEVER, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) A registration statement (No. 33-_____), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3 is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

            (b) On the effective date of the registration statement relating to the Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

            (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

            (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the


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






      Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any event or known trend or uncertainty reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial positions, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

            (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

            (f) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            3. PURCHASE AND OFFERING OF SECURITIES. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms


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which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date may, if the Underwriters so elect, be in the form of one or more definitive fully registered global Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company, or its nominee, for credit to the respective accounts of the Underwriters unless otherwise directed by the Representatives.

            If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

            4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that it will furnish to O'Melveny & Myers, counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and all amendments thereto and that, in connection with each offering of Securities:

            (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

            (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to approve any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and the Company will provide the Representatives with as many copies as the Representatives may reasonably request of such amendment or supplement. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

            (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement, as defined in Rule 158(c) under the Act, covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
      Section 11(a) of the Act.

            (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

            (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

            (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

            (h) The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, and preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the

      Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities;
      (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

            (i) For a period beginning at the time of execution of the Terms Agreement and ending 30 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company (excluding any medium-term notes issued by SAFECO Credit Company, Inc. and guaranteed by the Company) and having a maturity of more than one year from the date of issue.

            5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young or any firm of independent auditors which succeeds Ernst & Young as the outside auditors of the Company, confirming that they are independent auditors within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:



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                  (i)   in their opinion, the financial statements and
            schedules audited by them and included in the Prospectus contained in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest unaudited financial statements of the Company included in the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and the performance of procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, nothing came to their attention that caused them to believe that the unaudited financial statements, if any, included in such prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in such prospectus;

                  (iii) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information (including but not limited to any earnings release information) contained in such prospectus and the documents incorporated therein by reference (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                  (iv) on the basis of a reading of the latest available consolidated financial statements of the Company and any management reports of the Company showing revenues, inquiries of officials of the Company who have responsibility for financial and accounting matters and other records of the Company and other procedures specified in such letter, (A) at the date of

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            the latest available consolidated balance sheet of the Company, or at a subsequent date not more than five days prior to the date of the Terms Agreement, there was no change in the capital stock, or any increase in short-term indebtedness or long-term indebtedness of the Company and its consolidated subsidiaries, and (B) for the period from the date of the latest financial statements of the Company included in the Prospectus to a date not more than five days prior to the date of the Terms Agreement, there was no decrease, as compared with the corresponding period in the previous year, in total revenues of the Company and its consolidated subsidiaries, in each case except for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

      For purposes of this section 5(a), unaudited fourth quarter financial information filed under Form 8-K does not constitute financial statements, and it is not to be implied that financial statements are available on the date of filing of such Form 8-K.

      All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

            (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

            (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position or results of operations of the Company or its subsidiaries, the effect of which is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an

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      announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

            (d) The Representatives shall have received an opinion, dated the Closing Date, of Foster Pepper & Shefelman, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Washington with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of SAFECO Insurance Company of America and SAFECO Life Insurance Company is duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions identified in Schedule I hereto; and each of SAFECO Insurance Company of America and SAFECO Life Insurance Company is duly incorporated as an insurance company authorized to do the insurance business done by it under the laws of the State of Washington and is duly licensed to do such business under the laws of each of the jurisdictions identified in Schedule I hereto;

                  (ii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, conservatorship,

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            rehabilitation and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus;

                  (iii) No consent, approval, authorization or order of, or
            filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except for the receipt of a solicitation permit from the Insurance Commissioner of the State of Washington (which has been received) and except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

                  (iv) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order known to such counsel based on a reasonable investigation of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                  (v) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement and the Closing Date, and any amendment or supplement thereto, as of its date and the Closing Date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; the description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

                  (vi) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

            Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, and the Representative and counsel for the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel shall state that on the basis of the foregoing (relying as to materiality to a large extent upon the representations of officers and other representatives of the Company), no facts have come to such counsel's attention which would cause them to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement and the Closing Date, contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (other than the financial statements and supporting schedules and other financial information included therein, statements in or omissions from any such documents made in reliance upon and conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein or any statements in or omissions from that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee under the Indenture, as to which such counsel need not comment).

            In rendering the opinion to clause (iv), Foster Pepper & Shefelman may limit their opinion as to agreements and instruments to material agreements and instruments known to such counsel on the basis of representations made by representatives of the Company. Foster Pepper & Shefelman may rely as to all matters governed by New York law on the opinion of O'Melveny & Myers referred to in Section 5(e).

            (e) The Representatives shall have received from O'Melveny & Myers, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, O'Melveny & Myers may rely as to the incorporation of the Company and all other matters governed by Washington law upon the opinion of Foster Pepper & Shefelman referred to above.

            (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, or any event or known trend or uncertainty reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial positions, stockholders' equity or results of operations of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (g) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young or any firm of independent auditors which succeeds Ernst & Young as the outside auditors of the Company, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and states in effect that:

                  (i) in their opinion, any financial statements or schedules audited by them and included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section comply in form and all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest unaudited financial statements of the Company included in the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and the performance of procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with that of the audited financial statements included in the Prospectus;

                        (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or

                        (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries, except for changes or increases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                  (iii) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information (including but not limited to any earnings release information) included in the Prospectus and the documents incorporated therein by reference and not covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                  (iv) on the basis of a reading of the latest available consolidated financial statements of the Company and any management reports of the Company showing revenues, inquiries of officials of the Company who have responsibility for financial and accounting matters and other records of the Company and other procedures specified in such letter, for the period from the date of the latest financial statements of the Company included in the Prospectus to a date not more than five days prior to the Closing Date, there was no decrease, as compared with the corresponding period in the previous year, in total revenues of the Company and its consolidated subsidiaries, except for any decrease which the Prospectus discloses has occurred or may occur or which is described in such letter.

      For purposes of this section 5(g), unaudited fourth quarter financial information filed under Form 8-K does not constitute financial statements, and it is not to be implied that financial statements are available on the date of filing of such Form 8-K.

       All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

            6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter from any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

            (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

            7.    DEFAULT OF UNDERWRITERS.  If any Underwriter or
Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.
Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

            The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

            8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 [or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c)], the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

            9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at SAFECO Plaza, Seattle, Washington 98185, Attention: General Counsel.

            10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

            11. APPLICABLE LAW. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                       ANNEX I


               (THREE COPIES OF THIS DELAYED DELIVERY CONTRACT
                 SHOULD BE SIGNED AND RETURNED TO THE ADDRESS
                  SHOWN BELOW SO AS TO ARRIVE NOT LATER THAN
                          9:00 A.M., NEW YORK TIME ON
                           _____________ __, 19__*)



                           DELAYED DELIVERY CONTRACT


                                                       [INSERT DATE OF INITIAL
                                                      PUBLIC OFFERING]



SAFECO CORPORATION
      c/o   [GOLDMAN, SACHS, & CO.
              85 Broad Street
              New York, New York  10004
              Attention:               ]

            [MERRILL LYNCH & CO.
              Merrill Lynch, Pierce, Fenner &
                    Smith Incorporated
              North Tower
              World Financial Center
              New York, New York  10281]


Gentlemen:

            The undersigned hereby agrees to purchase from SAFECO Corporation, a Washington corporation ("Company"), and the Company agrees to sell to the undersigned, [IF ONE DELAYED CLOSING, INSERT--as of the date hereof, for delivery on ________, 19__ ("Delivery Date"),]

                                  $_________

principal amount of the Company's [INSERT TITLE OF SECURITIES]
("Securities"), offered by the Company's Prospectus dated _______, 19__ and a Prospectus Supplement dated ________, 19__ relating thereto, receipt of copies of which is hereby acknowledged, at ____% of the principal amount thereof plus

- ----------------
     * INSERT DATE WHICH IS THIRD FULL BUSINESS DAY PRIOR TO CLOSING DATE UNDER THE TERMS AGREEMENT.

accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

            [IF TWO OR MORE DELAYED CLOSINGS, INSERT THE FOLLOWING:

            The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

                  DELIVERY DATE               PRINCIPAL AMOUNT

            _________________________           ________________

            _________________________           ________________

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

            Payment for the Securities that the undersigned has agreed to purchase for delivery on [the/each] Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds in the office of ______________ at _____.M. on [the/such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive fully registered global form and in such denomination and registered in such name as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the/such] Delivery Date.

            It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the/each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the/such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

            Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by [a copy/copies] of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

            This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

            It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                          Yours very truly,



                                          _________________________
                                             (Name of Purchaser)

                                          By ______________________

                                             ______________________
                                                (Title of Signatory)

                                             ______________________

                                             ______________________
                                             (Address of Purchaser)

Accepted, as of the above date.

SAFECO CORPORATION


By ____________________
      (Insert Title)

                               SAFECO CORPORATION
                                   ("Company")

                                 Debt Securities

                                TERMS AGREEMENT


                                                                 _________, 199_


SAFECO Corporation
SAFECO Plaza
Seattle, Washington  98185

Attention:  _______________


Dear Sirs:

            [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we/We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33--____) ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

TITLE: [___%] [Floating Rate] -- Notes -- Bonds -- Debentures -- Due__________________.

PRINCIPAL AMOUNT:             $__________.

INTEREST:                     [__% per annum, from ________, 19__, payable
                              semiannually on ________ and ________, commencing
                              ________, 19__, to holders of record on the preceding ________ or ________, as the case may be.] [Zero coupon.]

MATURITY:                     __________, 19__.

OPTIONAL REDEMPTION:

SINKING FUND:

DELAYED DELIVERY CONTRACTS:  [None.]  [Delivery Date[s] shall be ________, 19__.
                             Underwriters' fee is ___% of the principal amount of the Contract Securities.]

PURCHASE PRICE:              ___% of principal amount, plus accrued interest
                             [, if any,] from ________, 19__.

EXPECTED REOFFERING PRICE:   ___% of principal amount, subject to change by the
                             undersigned.

CLOSING:                     ______ A.M. on ________, 19__, at __________, in
                             New York Clearing House (next day) funds.


                 [Name[s] and Address[es] of Representative[s]:]

            The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

            [IF APPROPRIATE, INSERT -- It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

            The provisions of the Underwriting Agreement are incorporated herein by reference [IF APPROPRIATE, INSERT --, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

            The Securities will be made available for checking and packaging
at the office of [                           ] at least 24 hours prior to the
Closing Date.

            [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

            [Please signify your acceptance by return wire not later than ___ P.M. today.]

                                          Very truly yours,

                                          [GOLDMAN, SACHS & CO.]
                                          [MERRILL LYNCH & CO.
                                           MERRILL LYNCH, PIERCE, FENNER &
                                                   SMITH INCORPORATED]
                                          [INSERT NAME(S) OF OTHER
                                          UNDERWRITERS] On behalf of
                                          [themselves/itself] and as
                                          Representative[s] of the Several]
                                          [As] Underwriters]


                                          By _____________________________
                                                [(Goldman, Sachs & Co.)]

                                  SCHEDULE A


                                                            PRINCIPAL
                  UNDERWRITING                              AMOUNT
                  ------------                              ---------

      [Goldman, Sachs & Co]. . . . . . . . . . . .                $

      [Merrill Lynch, Pierce, Fenner &
              Smith Incorporated] . . . . . . . .









                                                            ___________

                        Total . . . . . . . . . . .   $
                                                            ___________
                                                            ___________

To:   [GOLDMAN, SACHS & CO.]
      [MERRILL LYNCH & CO.
       MERRILL LYNCH, PIERCE, FENNER &
              SMITH INCORPORATED]
      [INSERT NAME[S] OF OTHER UNDERWRITERS]

      As Representative[s] of the Several Underwriter[s],
        c/o [Goldman, Sachs & Co.
             85 Broad Street
             New York, New York  10004]



            We accept the offer contained in your [letter] [wire], dated ________, 19__, relating to $________ million principal amount of our [INSERT TITLE OF SECURITIES]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-____) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                    Very truly yours,

                                    SAFECO Corporation


                                    By _____________________
                                          [INSERT TITLE]

                                   SCHEDULE I


                                                            JURISDICTIONS
                                                            -------------







SAFECO Insurance Company of America                         California
                                                            Washington
                                                            Oregon
                                                            Texas
                                                            Illinois
                                                            Georgia
                                                            Missouri
                                                            Tennessee
                                                            Idaho
                                                            Connecticut








SAFECO Life Insurance Company                               California
                                                            Washington
                                                            Oregon
                                                            Texas
                                                            Illinois
                                                            Tennessee
                                                            Pennsylvania
                                                            Hawaii
                                                            Michigan